                                                               Exhibit 23.2


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8 of VitalCom Inc. of our reports dated February 14, 1997 appearing in the Annual Report on Form 10-K/A of VitalCom Inc. for the year ended
December 31, 1996.


Deloitte & Touche LLP

Costa Mesa, California
February 25, 1998